DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708	Articles of Incorporation (PURSUANT TO NRS 78)	Office Use Only: Filed # C2741-2003 FEB 05, 2003 IN THE OFFICE OF /S/ DEAN HELLER DEAN HELLER, SECRETARY OF STATE
Important: Read instructions on reverse side before completing this form.
1. Name of Corporation:	NORTHWEST HORIZON CORPORATION
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name
502 East John Street, Physical Street Address	Carson City, Nevada City, State	89706 Zip code
Additional Mailing Address	City, State	Zipcode
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000	Par value: .001	Number of shares without par value: __
4. Names, Addresses, Number of Board of Directors/Trustees:	The First Board of Directors/Trustees shall consist of one members whose names and addresses are as follows:
1. GORDON MAJOR Name
SUITE 42543 105-1005 Street Address	NEW WESTMINSTER, BC City, State	V3M 6L7 Zip Code
2. Name
Street Address	City, State	Zip Code
3. Name
Street Address	City, State	Zip Code
4. Name
Street Address	City, State	Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Other Matters: (see instructions):	Number of additional pages attached: _______
7. Names, Addresses and Signatures of Incorporators: (attach additional pages if there are more than 2 incorporators)	CSC SERVICES OF NEVADA, INC. Name	/s/ B. Gould Signature
502 EAST JOHN STREET Address	CARSON CITY, NV City, State	89706 Zip Code
Name
Address	City, State	Zip Code
8. Certificate of Acceptance of Appointment of Resident Agent:	I, CSC Services of Nevada, Inc. CSC Services of Nevada, Inc.	hereby accept punishment as Resident Agent for the above named corporation.
By: /s/ B. Gould Authorized Signature of R.A. or On Behalf of R.A. Company	2/5/2003 Date
This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form CORPART 1999.01 Revised on: 08/20/01